SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 5, 2004

State Street Corporation

(Exact name of registrant as specified in its charter)

Massachusetts	0-5108	04-2456637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

225 Franklin Street, Boston, Massachusetts	02110
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (617) 786-3000

Item 5. Other Events.

On April 5, 2004 the Registrant entered into an amendment (the “Amendment”) to the Amended and Restated Rights Agreement (the “Rights Agreement”), dated as of September 15, 1988, as amended as of September 20, 1990, and as amended and restated as of June 18, 1998, between State Street Corporation and BankBoston, N.A., as Rights Agent. The Amendment eliminated the requirement that certain actions relating to redemption may only be taken by Continuing Directors as defined in the Rights Agreement, thereby amending Sections 1(g), 23, and 27. The Rights Agreement, as amended, is attached hereto as Exhibit 99.1, reflects the changes to the Rights Agreement made by the Amendment, and is incorporated herein by reference. The foregoing description of the Amendment is qualified in its entirety by reference to said Exhibit.

Item 7. Financial Statements and Exhibits

(c)	Exhibits

99.1	Amended and Restated Rights Agreement, dated as of September 15, 1988, as amended as of September 20, 1990, as amended and restated as of June 18, 1998, and as amended as of April 5, 2004, between State Street Corporation and BankBoston, N.A., as Rights Agent.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

By:	/s/ Edward J. Resch
Name:	Edward J. Resch
Title:	Executive Vice President, and Chief Financial Officer

Date: April 5, 2004

EXHIBIT INDEX

Exhibit
99.1	Amended and Restated Rights Agreement (the “Rights Agreement”), dated as of September 15, 1988, as amended as of September 20, 1990, as amended and restated as of June 18, 1998, and as amended as of April 5, 2004, between State Street Corporation and BankBoston, N.A., as Rights Agent.